Filed Under Rule 424 (b)(3) and (c)
                                                         File Number 333-83409

                  Prospectus Supplement Dated November 3, 1999

                                       to

                       Prospectus Dated September 1, 1999

                              AMERICA ONLINE, INC.

                        2,863,053 Shares of Common Stock

         This prospectus supplement adds information to the prospectus dated September 1, 1999 of America Online, Inc. relating to 2,863,053 shares of common stock which is held by the selling stockholders listed in the prospectus.

                              Selling Stockholders

         The table of Selling Stockholders in the prospectus is amended to add the following Selling Stockholders:

                                       Number of         Number of Shares        Percent of
                                 Shares Beneficially   Registered for Sale   Outstanding Shares
                                        Owned                Hereby           After the Offering
 Name of Selling Stockholders

 Gary Gigot                              1,224                1,224                    *
 Keith Grinstein                         1,224                1,224                    *
 The Heidorn Trust                       1,481                  981                    *
 Kirlan Ventures LLC                     1,224                1,224                    *
 Jeffrey S. Lum                          2,124                1,224                    *
 Jeffrey S. Raikes                       1,226                1,226                    *
 Jon Staenberg                           3,014                3,014                    *
 Michael Staenberg                         490                  490                    *
 Vijaykumar R. Vashee                    1,226                1,226                    *
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* The percentage is less than 1% of the outstanding shares of America Online's common stock.